Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         			May 31, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


       Re: Dryden Index Series Fund
                 File No. 811-06677


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Index Series Fund for the semi-annual period ended March 31, 2005. The Form
N-SAR was filed using the EDGAR system.



                               Very truly yours,



                                 /s/ Deborah A. Docs
                                      Deborah A. Docs
                                    Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 31st day of May, 2005.







Dryden Index Series Fund






Witness: /s/ Deborah A. Docs	    By:/s/ Grace C. Torres
            Deborah A. Docs  	      	Grace C. Torres
            Secretary				  Treasurer





























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